Exhibit 99.1

Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
SECOND QUARTER RESULTS
Malvern, PA, July 26, 2010 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.29 per share for the quarter ended June 30, 2010, compared to $0.35 per share (diluted) for the quarter ended June 30, 2009. For the six-month period ended June 30, 2010, net income per common share (diluted) was $0.56, compared to $.62 per share for the same period in 2009.
Funds from operations available to common shareholders (diluted) (“FFO”) for the second quarter of 2010 was $0.67 per share, compared to $0.72 per share for the second quarter of 2009. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release. Funds from operations for the second quarter include lease termination fees of $1.5 million, and $2.1 million in costs associated with the prepayment of mortgage loans. FFO per share for the six-month period ended June 30, 2010 was $1.31, compared to $1.44 per share for the same period in 2009.
“Liberty continues to perform extremely well against a backdrop of an economy trying to, but not yet succeeding at, getting off the ground,” said Bill Hankowsky, chairman and chief executive officer. “Our occupancy increased according to our forecast, and rental rates have stabilized in our markets. We expect the real estate recovery to be long and slow, with marketplace advantages continuing to flow to well-capitalized, customer-focused operators such as Liberty.”
Portfolio Performance
Leasing: At June 30, 2010 Liberty’s in-service portfolio of 78.8 million square feet was 88.7% occupied, compared to 88.2% at the end of the first quarter. During the quarter, Liberty completed lease transactions totaling 4.1 million square feet of space.
Same Store Performance: Property level operating income for same store properties decreased by 1.8% on a cash basis and decreased by 3.2% on a straight line basis for the second quarter of 2010 compared to the same quarter in 2009. Occupancy of the same store portfolio was 90.8% as of June 30, 2010 compared to 89.2% at the end of the first quarter.
Capital and Balance Sheet Management
During the second quarter, Liberty repaid $119.3 million of mortgage loans. The weighted average interest rate of these loans as of March 31, 2010 was 7.3%. The company incurred a $1.2 million prepayment penalty and wrote off $936,000 in deferred financing costs in conjunction with the prepayment of these loans.
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Liberty Property Trust
Second Quarter 2010 Earnings
Real Estate Investments
Development: During the second quarter, Liberty brought into service one development property totaling 211,000 square feet for a total investment of $45.7 million. This property is 99.4% occupied at a current yield of 8.0%. A joint venture in which the company holds a 25% interest brought into service one development property for a total investment of $25.1 million. This 464,000 square foot property is currently vacant. The projected stabilized yield is 4.9%. No development projects were commenced during the quarter.
As of June 30, 2010, Liberty had 251,000 square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $146.4 million, with an expected yield of 5.1%. The properties were 67.2% leased at June 30.
Acquisitions: Liberty acquired no properties during the quarter.
Dispositions: During the quarter, Liberty sold two operating properties, containing 72,000 square feet, and 12 acres of land, for $10.2 million.
Subsequent Events
On July 22, Liberty purchased two vacant distribution buildings in Houston for $14.7 million. The properties total 228,000 square feet and are located in the Northwest Houston industrial submarket.
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 79 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,000 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss second quarter results, on Tuesday, July 27, 2010, at 1 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 86691019. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
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Liberty Property Trust
Second Quarter 2010 Earnings
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
June 30, 2010
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Operating Revenue
Rental	$130,509	$129,352	$260,578	$257,064
Operating expense reimbursement	54,469	54,205	113,202	111,465

Total operating revenue	184,978	183,557	373,780	368,529

Operating Expenses
Rental property	34,659	34,770	75,073	73,151
Real estate taxes	22,402	21,773	44,910	43,546
General and administrative	12,567	11,655	27,441	27,212
Depreciation and amortization	43,873	42,005	86,804	84,575

Total operating expenses	113,501	110,203	234,228	228,484

Operating Income	71,477	73,354	139,552	140,045

Other Income/Expense
Interest and other	2,681	2,511	5,471	5,606
Debt extinguishment gain	—	563	—	1,092
Interest	(39,144)	(36,755)	(77,773)	(73,946)

Total other income/expense	(36,463)	(33,681)	(72,302)	(67,248)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	35,014	39,673	67,250	72,797
Gain (loss) on property dispositions	2,242	(2,050)	3,010	(2,344)
Income taxes	(503)	(127)	(955)	(344)
Equity in earnings of unconsolidated joint ventures	783	1,192	1,177	1,609

Income from continuing operations	37,536	38,688	70,482	71,718

Discontinued operations (including net gain on property dispositions of $2,408 and $3,670 for the quarters ended June 30, 2010 and 2009 and $5,270 and $3,869 for the six month periods ended June 30, 2010 and 2009)	2,478	4,524	5,354	5,336

Net Income	40,014	43,212	75,836	77,054
Noncontrolling interest — operating partnerships	(6,421)	(6,597)	(12,704)	(12,914)
Noncontrolling interest — consolidated joint ventures	(148)	56	(136)	420

Net Income available to common shareholders	$33,445	$36,671	$62,996	$64,560

Basic income per common share
Continuing operations	$0.28	$0.31	$0.51	$0.58

Discontinued operations	$0.02	$0.04	$0.05	$0.05

Total basic income per common share	$0.30	$0.35	$0.56	$0.63

Diluted income per common share
Continuing operations	$0.27	$0.31	$0.51	$0.57

Discontinued operations	$0.02	$0.04	$0.05	$0.05

Total diluted income per common share	$0.29	$0.35	$0.56	$0.62

Weighted average shares
Basic	112,644	105,768	112,512	103,244

Diluted	113,380	106,245	113,182	103,625

Amounts attributable to common shareholders
Income from continuing operations	$31,050	$32,307	$57,822	$59,418
Discontinued operations	2,395	4,364	5,174	5,142

Net income	$33,445	$36,671	$62,996	$64,560

Liberty Property Trust
Statement of Funds From Operations
June 30, 2010
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Six Months Ended
	June 30, 2010		June 30, 2009		June 30, 2010		June 30, 2009
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$33,445	$0.30	$36,671	$0.35	$62,996	$0.56	$64,560	$0.63

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,395		4,132		7,454		8,122
Depreciation and amortization	43,271		42,364		85,720		85,386
Gain on property dispositions	(2,746)		(5,067)		(5,410)		(5,375)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(1,476)		(1,467)		(2,954)		(3,204)

Funds from operations available to common shareholders — basic	$75,889	$0.67	$76,633	$0.72	$147,806	$1.31	$149,489	$1.45

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$33,445	$0.29	$36,671	$0.35	$62,996	$0.56	$64,560	$0.62

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,395		4,132		7,454		8,122
Depreciation and amortizaton	43,271		42,364		85,720		85,386
Gain on property dispositions	(2,746)		(5,067)		(5,410)		(5,375)
Noncontrolling interest excluding preferred unit distributions	1,168		1,345		2,198		2,409

Funds from operations available to common shareholders — diluted	$78,533	$0.67	$79,445	$0.72	$152,958	$1.31	$155,102	$1.44

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	112,644		105,768		112,512		103,244
Dilutive shares for long term compensation plans	736		477		670		381

Diluted shares for net income calculations	113,380		106,245		113,182		103,625
Weighted average common units	3,943		4,017		3,952		4,019

Diluted shares for funds from operations calculations	117,323		110,262		117,134		107,644

Liberty Property Trust
Balance Sheet
June 30, 2010
(In thousands, except share amounts)

	June 30, 2010	December 31, 2009
	(unaudited)
Assets
Real estate:
Land and land improvements	$858,919	$850,559
Building and improvements	4,364,449	4,289,932
Less: accumulated depreciation	(1,036,823)	(973,624)

Operating real estate	4,186,545	4,166,867

Development in progress	7,951	66,714
Land held for development	210,748	218,633

Net real estate	4,405,244	4,452,214

Cash and cash equivalents	39,541	237,446
Restricted cash	36,351	42,232
Accounts receivable	6,657	6,057
Deferred rent receivable	102,544	95,527
Deferred financing and leasing costs, net of accumulated amortization (2010, $118,545; 2009, $108,403)	131,880	134,309
Investment in unconsolidated joint ventures	172,586	175,584
Prepaid expenses and other assets	58,289	85,574

Total assets	$4,953,092	$5,228,943

Liabilities
Mortgage loans	$352,019	$473,993
Unsecured notes	1,842,882	1,842,882
Credit facility	50,000	140,000
Accounts payable	36,772	31,195
Accrued interest	31,294	31,251
Dividend and distributions payable	55,718	55,402
Other liabilities	133,281	171,051

Total liabilities	2,501,966	2,745,774

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 114,642,717 (includes 1,249,909 in treasury) and 113,875,211 (includes 1,249,909 in treasury) shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	115	114
Additional paid-in capital	2,530,789	2,509,704
Accumulated other comprehensive (loss) income	(3,195)	2,339
Distributions in excess of net income	(382,461)	(337,911)
Common shares in treasury, at cost, 1,249,909 shares as of June 30, 2010 and December 31, 2009	(51,951)	(51,951)

Total shareholders’ equity	2,093,297	2,122,295

Noncontrolling interest — operating partnership
3,943,224 and 4,011,354 common units outstanding as of June 30, 2010 and December 31, 2009, respectively	69,113	72,294
9,740,000 preferred units outstanding as of June 30, 2010 and December 31, 2009	287,959	287,959
Noncontrolling interest — consolidated joint ventures	757	621

Total equity	2,451,126	2,483,169

Total liabilities & equity	$4,953,092	$5,228,943